UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 6, 2015

ZAXIS INTERNATIONAL INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

7 Imber Street, Petach Tivka, Israel	4951141
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 3 744-4505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2015, the Board of Directors of Zaxis International Inc. (the "Registrant") approved the appointment of Mr. Baruch Kfir and Dr. Estery Giloz-Ran to the Registrant's Board, joining existing members, Mr. Yair Fudim, Chairman and Mr. Lior Wayn, the Registrant's CEO and a director.

Baruch Kfir, age 67: From March 2010 to the present, Mr. Baruch Kfir has served as Senior Wealth Manager for Pioneer International Ltd, a wealth management firm based in Israel. Mr. Kfir's duties have included both developing and maintaining financial planning for high-net-worth clients in Mexico and Venezuela and previously served as CEO of Pioneer, Venezuela. From October 2005 until February 2010, Mr. Kfir was the Head of the Latin-American Department of the Israel Discount Bank, Switzerland (IDB), responsible for developing new clients in Argentina, Brazil, Venezuela and Mexico for IDB. Mr. Kfir, who has over 30 years of experience in international banking and finance, specializing in the Latin and South American markets, received his B.A. Degree from Haifa University, Israel.

Dr. Estery Giloz-Ran, age 41: Dr. Giloz-Ran is a Certified Public Accountant, received a PhD in tax, accounting and finance from the Business Administration Department at the Ben-Gurion University in Beer Sheva, Israel in 2013. During the past five years, Dr. Giloz-Ran has served as Head of Accountancy at Peres Academic Center, a leading Israeli college located in Rehovot, Israel, offering degrees in law and business administration, among other areas of study. In addition, Dr. Giloz-Ran presently serves as External Director of: (i) Kamada Ltd, an Israeli biotech company listed on NASDAQ and Tel-Aviv Stock Exchange/TASE, symbol: KMDA; (ii) Vaxil Bio Ltd, an Isreali biotech company listed on TASE, symbol: VAXL; and (iii) Suny Electronic Inc. Ltd, an Israeli electronics company listed on TASE, symbol: SUNY. From 2006 to the present, Dr. Giloz-Ran has also been a lecturer at Ben-Gurion University at the Faculty of Business and Management - Department of Economics and Accounting. Dr. Giloz-Ran, after receiveing her PhD in 2013, has been a Visiting Assistant Professor of Finance in the Sy Syms School of Business at Yeshiva University, New York, NY and a Visiting Scholar at New York University - Leonard N. Stern School of Business, New York, NY.

Dr. Giloz-Ran previously served as a tax consultant and tax capital investment law adviser at Intel Corporation in Israel and during the past year has provided a wide range of financial consulting services including strategic investment decisions, M&A, investement evaluation and risk identification and management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Lior Wyan CEO Lior Wyan Date: September 10, 2015